Exhibit 99.1
FIRST CONSULTING GROUP (FCG) REPORTS
THIRD-QUARTER 2007 RESULTS
Long Beach, Calif. — November 7, 2007 — FCG (NASDAQ: FCGI), a leading provider of outsourcing, consulting and systems implementation and integration services and proprietary software to the health-related industries, today reported financial results for the third quarter ended September 28, 2007. FCG today filed with the Securities and Exchange Commission its Form 10-Q for the third quarter ended September 28, 2007, including consolidated financial tables and business segment reporting. Due to the previously announced pending merger between FCG and Computer Sciences Corporation (CSC), FCG will not be hosting a conference call in conjunction with this third quarter earnings release.
For the third quarter of 2007, revenues before out-of-pocket reimbursements (“net revenues”) were $66.8 million, even with the $66.8 million in the second quarter of 2007 and up from $64.8 million in the third quarter of 2006.
Net income was $20.6 million, or $0.75 per diluted share, for the third quarter of 2007, compared to net income of $3.2 million, or $0.12 per diluted share, for the second quarter of 2007, and net income of $6.1 million, or $0.23 per diluted share, for the third quarter of 2006. Included in the net income for the third quarter of 2007 was income, net of tax, of $10.0 million (or $0.37 per diluted share) on discontinued operations relating to the sale of the Company’s Software Products business to MedPlus in September 2007. Also included in the net income for the third quarter was an income tax benefit of $4.6 million. In 2005, the Company had recorded a full valuation allowance against its deferred tax assets due to then-current cumulative losses and the relative uncertainty of realization of the assets through future income. In the third quarter of 2007, the Company reversed $6.3 million (or $0.23 per diluted share) of that allowance due to continued profitability, utilization of its existing net operating loss carryforwards, and anticipated future pretax income.
Included in the net income for the second quarter of 2007 was a $1.6 million (or $0.04 per diluted share) pretax charge related to in-process research and development associated with FCG’s acquisition of Zorch, Inc. in June 2007 and a loss from discontinued operations of $395,000 or $0.01 per diluted share. The third quarter of 2006 included net income of $288,000 (or $0.01 per diluted share) related to discontinued operations.
FCG recorded a tax provision of 29.3% in the third quarter of 2007, excluding the valuation allowance reversal, compared to a tax provision of 7.3% in the third quarter of 2006. The increase in the estimated tax rate in fiscal 2007 is due to the fact that the Company is exhausting its remaining net operating loss carryforwards during the year.
111 W. Ocean Blvd., 4th Floor, Long Beach, California, 90802 • Telephone 562.624.5200 Facsimile 562.432.5774

First Consulting Group

Total cash and investments increased to $98.4 million at the end of the third quarter of 2007 from $79.5 million at the end of the second quarter of 2007. FCG continues to have no outstanding debt.
On October 30, 2007, FCG and CSC entered into an Agreement and Plan of Merger through which CSC will acquire FCG in an all-cash transaction for $13.00 per share, or approximately $365 million. The transaction is expected to be completed during the first calendar quarter of 2008. The agreement was approved by the Board of Directors of CSC and FCG. The FCG Board of Directors recommends that its stockholders approve the merger agreement and related merger.
About FCG
FCG is a leading provider of outsourcing, consulting, systems implementation and integration services and proprietary software products for healthcare, pharmaceutical, and other life sciences organizations throughout North America, Europe and Asia. Through combinations of onsite, offsite and offshore outsourced services, FCG provides low-cost, high-quality offerings to improve its clients’ performance. The firm’s consulting and integration services and proprietary software products increase clients’ operations effectiveness with and through information technology, resulting in reduced costs, improved customer service, enhanced quality of patient care, and more rapid introduction of new pharmaceutical compounds. For more information about FCG, visit www.fcg.com or call 800-345-0957.
Forward-Looking Statements
This release contains forward-looking statements, including those regarding the merger with CSC. These forward-looking statements involve known and unknown risks which may cause actual results and performance to be materially different from the future results and performance stated or implied by the forward-looking statements. Some of the risks that should be considered include whether the merger with CSC will be consummated and other factors referenced in FCG’s most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by FCG or any other person that FCG’s objectives or plans will be achieved. FCG undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Additional Information about the CSC Merger and Where to Find It
A special stockholder meeting will be announced soon to obtain stockholder approval for the proposed merger with CSC. In connection with the proposed merger, FCG intends to file relevant materials, including a proxy statement, with the Securities and Exchange Commission.

First Consulting Group

Investors and security holders of FCG are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about FCG, CSC and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by FCG with the Securities and Exchange Commission, may be obtained free of charge at the SEC’s website at www.sec.gov, at FCG’s website at www.fcg.com or by directing a written request to: First Consulting Group, Inc., 111 West Ocean Boulevard, 4th Floor, Long Beach, California 90802, Attention: Corporate Secretary. Security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.
Participants in Solicitation
FCG and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of FCG’s stockholders in connection with the proposed transaction will be set forth in FCG’s proxy statement for its special meeting. Additional information regarding these individuals and any interest they have in the proposed transaction will be set forth in the definitive proxy statement when it is filed with the SEC.
Contacts
Larry Ferguson, CEO
562.624.5220
Tom Watford, EVP, COO and CFO
562.624.5222
[Financial Tables to Follow]

First Consulting Group, Inc. and Subsidiaries Consolidated Statements of Operations (in thousands except per share data)

	3 Months Ended		9 Months Ended
	Sept 28, 2007	Sept 29, 2006	Sept 28, 2007	Sept 29, 2006
Revenues before reimbursements (net revenues)	$66,820	$64,766	$200,019	$195,233
Reimbursements	3,817	3,318	10,656	10,557

Total revenues	70,637	68,084	210,675	205,790
Cost of services before reimbursable expenses	47,778	46,406	145,325	140,603
Reimbursable expenses	3,817	3,318	10,656	10,557

Total cost of services	51,595	49,724	155,981	151,160

Gross profit	19,042	18,360	54,694	54,630
Selling expenses	3,813	3,938	11,746	12,119
General and administrative expenses	10,232	8,775	29,453	26,862

Operating income	4,997	5,647	13,495	15,649
Interest income, net	976	646	2,770	1,409
Other income (expense), net	22	(38)	11	(51)

Income from continuing operations before income tax provision (benefit)	5,995	6,255	16,276	17,007
Income tax provision (benefit)	(4,562)	454	(1,759)	1,188

Income from continuing operations	10,557	5,801	18,035	15,819
Income (loss) on discontinued operations, net of tax	10,024	288	9,375	(47)

Net income	$20,581	$6,089	$27,410	$15,772

Basic EPS:
Income from continuing operations, net of tax	$0.39	$0.23	$0.67	$0.63
Income (loss) on discontinued operations, net of tax	0.37	0.01	0.35	—

Net income	$0.76	$0.24	$1.02	$0.63

Diluted EPS:
Income from continuing operations, net of tax	$0.38	$0.22	$0.66	$0.62
Income (loss) on discontinued operations, net of tax	0.37	0.01	0.34	—

Net income	$0.75	$0.23	$1.00	$0.62

Basic weighted avg. shares	27,108	25,472	26,848	25,074
Diluted weighted avg. shares	27,495	26,229	27,461	25,643

First Consulting Group, Inc. and Subsidiaries Consolidated Balance Sheet Data (in thousands except per share data)

	Sept 28,	Dec 29,
	2007	2006
Cash, cash equivalents, and investments	$98,390	$63,497
Accounts receivable, net	17,362	20,485
Unbilled receivables	17,807	12,124
Current assets	137,261	100,279
Total assets	198,266	151,493
Current liabilities	45,620	29,958
Long-term debt	—	—
Total stockholders’ equity	144,045	111,342

Selected Business Metrics

	Q3 2007	Q2 2007	Q1 2007	Q4 2006	Q3 2006
Revenues before reimbursements (net revenues) ($ in millions)	66.8	66.8	66.4	66.2	64.8
Out-of-pocket reimbursements ($ in millions)	3.8	3.4	3.4	3.1	3.3
Total revenues ($ in millions)	70.6	70.2	69.8	69.3	68.1
Gross margin %	28.5	27.3	26.2	27.8	28.3
Selling expense %	5.7	6.1	5.8	5.6	6.1
General and admin expense %	15.3	15.2	13.6	14.5	13.5
Operating income %	7.5	5.9	6.8	7.7	8.7
Utilization %	77.3	75.6	74.4	75.7	78.9
Total associates	2,492	2,641	2,686	2,707	2,603
Billable associates	1,554	1,555	1,597	1,620	1,547
Outsourcing associates	588	742	738	745	733
Days sales outstanding	33	31	33	31	36

Delivery Units Selected Financial Metrics

Health Delivery Services	Q3 2007	Q2 2007	Q1 2007	Q4 2006	Q3 2006
Revenues before reimbursements (net revenues) ($ in millions)	15.1	15.2	14.6	14.1	14.2
Out-of-pocket reimbursable expenses ($ in millions)	2.3	2.3	2.2	2.0	2.0
Total revenues ($ in millions)	17.4	17.5	16.8	16.1	16.2
Gross margin %	35.9	36.6	34.8	38.6	41.4
Utilization %	77.8	81.0	75.4	78.6	78.9
Billable associates	196	195	200	205	196
Total associates	213	210	216	219	215

Health Delivery Outsourcing	Q3 2007	Q2 2007	Q1 2007	Q4 2006	Q3 2006
Revenues before reimbursements (net revenues) ($ in millions)	27.6	28.3	28.3	27.9	26.9
Out-of-pocket reimbursable expenses ($ in millions)	0.2	0.2	—	—	—
Total revenues ($ in millions)	27.8	28.5	28.3	27.9	26.9
Gross margin %	16.4	13.1	11.1	12.7	13.3
Total associates	492	642	641	644	634

Health Plan	Q3 2007	Q2 2007	Q1 2007	Q4 2006	Q3 2006
Revenues before reimbursements (net revenues) ($ in millions)	9.4	7.7	8.3	8.6	8.1
Out-of-pocket reimbursable expenses ($ in millions)	1.1	0.7	0.8	0.9	0.9
Total revenues ($ in millions)	10.5	8.4	9.1	9.5	9.0
Gross margin %	33.5	27.8	28.0	26.3	24.6
Utilization %	90.1	80.8	81.8	86.5	91.2
Billable associates	80	70	69	74	76
Total associates	107	94	94	99	100

Life Sciences	Q3 2007	Q2 2007	Q1 2007	Q4 2006	Q3 2006
Revenues before reimbursements (net revenues) ($ in millions)	8.6	9.6	8.7	8.1	8.2
Out-of-pocket reimbursable expenses ($ in millions)	0.1	0.1	0.1	0.1	0.1
Total revenues ($ in millions)	8.7	9.7	8.8	8.2	8.3
Gross margin %	52.8	59.3	56.8	58.5	49.4
Utilization %	65.9	73.4	71.8	74.7	69.2
Billable associates	133	123	103	92	95
Total associates	172	158	131	116	120

Software Services	Q3 2007	Q2 2007	Q1 2007	Q4 2006	Q3 2006
Revenues before reimbursements (net revenues) ($ in millions)	6.1	6.0	6.5	7.2	7.2
Out-of-pocket reimbursable expenses ($ in millions)	0.1	0.1	0.1	0.1	0.1
Total revenues ($ in millions)	6.2	6.1	6.6	7.3	7.3
Gross margin %	31.2	25.3	27.5	35.8	36.1
Utilization %	80.8	80.6	83.3	81.3	86.2
Billable associates	36	41	46	47	47
Total associates	44	49	55	56	55

Shared Services Centers	Q3 2007	Q2 2007	Q1 2007	Q4 2006	Q3 2006
Utilization %	77.6	74.3	73.6	74.4	78.6
Billable associates	1,109	1,126	1,179	1,202	1,131
Outsourcing associates	77	81	79	83	81
Total associates	1,329	1,348	1,409	1,426	1,332